As filed with the Securities and Exchange Commission on April 27, 2005

Registration No. 333-8100

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

FORM S-8/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Diageo plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

8 Henrietta Place
London W1G 0NB, England

(Address of Principal Executive Offices) (Zip Code)

Burger King Savings Plan

(Full Title of Plan)

Walfrido J. Martinez
Senior Vice President and General Counsel
Diageo North America, Inc.
801 Main Street
Norwalk, CT. 06851

(Name and Address of Agent for Service)

(203) 229-2100

(Telephone Number, Including Area Code, of Agent for Service)

SIGNATURES

Explanatory Note

     This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 Registration No. 333-8100 (the “Form S-8”) is being filed in connection with the sale of all of the capital stock of Burger King Corporation (the “Sale”), formerly a wholly owned subsidiary of Diageo plc (“Diageo”) and a Florida corporation, to Burger King Acquisition Corporation, a Delaware corporation (“BKAC”). None of Diageo or its Affiliates own any capital stock of BKAC and BKAC is not an Affiliate of Diageo.

     As a result of the Sale, Diageo no longer offers securities of Diageo or any other benefits to its employees under the Burger King Savings Plan (the “Plan”). The Form S-8 was filed in respect of the Plan.

     Pursuant to this Amendment and in accordance with the undertakings of Diageo in the Form S-8, Diageo hereby deregisters all securities remaining unsold under the offering described in the Form S-8.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, state of Connecticut, on this 18th of April 2005.

DIAGEO PLC

By	/s/ Nicholas C. Rose

	Name:	Nicholas C. Rose
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the indicated capacities on April 18, 2005.

Signature	Title

/s/ Paul S. Walsh	Executive Director
(Principal Executive Officer)
Paul S. Walsh

/s/ Nicolas C. Rose	Executive Director
(Principal Financial and Accounting Officer)
Nicolas C. Rose

/s/ Lord Blyth of Rowington	Director

Lord Blyth of Rowington

/s/ Lord Hollick of Notting Hill	Director

Lord Hollick of Notting Hill

/s/ Maria Lilja	Director

Maria Lilja

/s/ William Shanahan	Director

William Shanahan

/s/ Paul Walker	Director

Paul Walker

/s/ Jonathan Symonds	Director

Jonathan Symonds

Signature	Title

/s/ Todd Stitzer	Director

Todd Stitzer

/s/ Dr Franz Humer	Director

Dr Franz Humer

/s/ Walfrido J. Martinez	Authorized Representative in the United States

Walfrido J. Martinez